Exhibit 99.3

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT is made as of this 23rd day of April, 2010 (the “Grant Date”), by and between DNB Financial Corporation (“Holding Company”) and William S. Latoff (“Grantee”).

Background:

Grantee is a valued employee of the Holding Company and/or DNB First, National Association (the “Bank”) (the Holding Company and the Bank are collectively referred to herein as the “Company”).  The Holding Company’s Board of Directors adopted the DNB Financial Corporation Incentive Equity and Deferred Compensation Plan on November 24, 2004 (“Plan”).  As additional compensation for Grantee’s past and future services to the Company, and to induce the Grantee to continue Grantee’s efforts to enhance the value of the Company for shareholders, generally, the Company wishes to conditionally transfer rights to receive shares of Common Stock of the Holding Company to Grantee pursuant to the terms of the Plan, subject to the additional terms and conditions of this Agreement.

NOW, THEREFORE, the Company and Grantee hereby agree as follows, intending to be legally bound:

1.           Subject to and as soon as practicable following the satisfaction of the vesting condition set forth in Paragraph 2 below, but subject to the further conditions set forth in Paragraph 4 below, the Company agrees to transfer to Grantee on the “Vesting Date” (as defined below) 14,200 shares of the Holding Company’s common stock, par value $1.00 per share (“Award Shares”), minus that number of Award Shares, if any, required to pay taxes as more fully described in Paragraph 6, below (such shares actually transferred to Grantee are sometimes hereinafter referred to as “Transferred Shares”), subject to the transfer restrictions in this Agreement and the Plan.  The number of Award Shares is subject to adjustment as provided in Section 10.1 of the Plan.

2.           Grantee shall first be entitled to the Award Shares on a date (the “Vesting Date”) that shall be the earlier of (1) April 23, 2013, (2) the date of Grantee’s death, (3) Grantee’s termination of employment on account of disability, (4) the date on which a “Change in Control” (as hereinafter defined) of the Company first occurs, or (5) the later of the second (2nd) anniversary of the Grant Date, provided he has continued to perform substantial services for the Company through that date, or the date on which Grantee attains age sixty-five (65), subject to such further terms and conditions of the Plan as may be applicable.  If Grantee’s employment terminates for any reason prior to the Vesting Date, this Agreement shall automatically terminate, the Grantee shall forfeit all rights hereunder, and no shares of common stock or other consideration shall be transferred to Grantee pursuant to this Agreement.

3.           “Change in Control” shall mean the occurrence of an event that satisfies both of the following requirements in subparagraphs (a) and (b) of this Paragraph 3.

(a)           Either:

(I)           Company is acquired by an entity that is not an affiliate of the Company in an acquisition of any form, including without limitation a purchase of substantially all of the assets of the Company, such that, pursuant to the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, and the rules and regulations promulgated by the Department of Treasury there under (“EESA”), including without limitation 12 C.F.R. Section 30.14 or any successor provision, as amended, Grantee is no longer subject to Section 111 of EESA; or

(II)           The event would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), or if either (i) any “persons” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the Grant Date), other than the Company or any “person” who on the date hereof is a director of officer of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, or (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

(b)           The event must be a change in control event within the meaning of 26 C.F.R. Section 1.280G-1, Q&A-27 through Q&A-29 or within the meaning of 26 C.F.R. Section 1.409A-3(i)(5)(i).

4.           For so long as Grantee is subject to Section 111 of EESA, Grantee’s entitlement to Award Shares shall be subject to the following further conditions pursuant to Section 111(b)(3)(D) of EESA, which apply to the Award Shares due to the Holding Company’s receipt of financial assistance under EESA’s Troubled Asset Relief Program (“TARP”).  For purposes of this Agreement, the Vesting Date with respect to Award Shares shall be no earlier than the applicable date set forth in the following schedule:

(a)           with respect to 25% of the Award Shares, the time of repayment of 25% of the aggregate financial assistance received under TARP;

(b)           with respect to an additional 25% of the Award Shares (for an aggregate total of 50% of the Award Shares), the time of repayment of 50% of the aggregate financial assistance received under TARP;

(c)           with respect to an additional 25% of the Award Shares (for an aggregate total of 75% of the Award Shares), the time of repayment of 75% of the aggregate financial assistance received under TARP; and

(d)           with respect to an additional 25% of the Award Shares (for an aggregate total of 100% of the Award Shares), the time of repayment of 100% of the aggregate financial assistance received under TARP.

5.           Grantee acknowledges and agrees that Company has an independent obligation to comply, and to determine compliance with, EESA, and for that reason agrees that the Company shall be entitled to determine, consistent with the provisions of this Agreement, the Vesting Date and whether any of the conditions set forth in Paragraph 4 shall have been satisfied or no longer apply, and in doing so the Company shall be entitled to rely conclusively on an opinion of independent legal counsel acceptable to the Company, and such determination by the Company, if made in conformance with such opinion and not inconsistent with the provisions of this Agreement, shall be binding upon Grantee.

6.           At Grantee’s written election, to be provided in writing to the Company on or prior to the Vesting Date together with the cash necessary for such payment, Grantee shall pay to the Company in cash an amount sufficient to fund all of the Federal, state and local taxes the Company may be required to withhold with respect to the Award Shares.  To the extent that the Grantee shall not so have elected and paid the necessary amount on or prior to the Vesting Date, the Company may reduce the Award Shares by that number of shares having an aggregate Fair Market Value, as of the Vesting Date, equal to the aggregate amount of Federal, state and local taxes required to be withheld with respect to the Award Shares.

7.           Grantee shall not sell, assign, pledge, gift, encumber or otherwise alienate or dispose of any of the Transferred Shares for one (1) year from the Vesting Date.  Each certificate for the Transferred Shares shall bear the following legend:

“Sale, assignment, pledge, gift, encumbrance or other alienation or disposition of the shares represented by this certificate may be restricted as provided under applicable federal and state securities laws, and are also restricted and prohibited until April 23, 2014 pursuant to the terms of a Restricted Stock Award Agreement dated April 23, 2010 between DNB Financial Corporation and the holder of the shares named on this certificate, and the provisions of the DNB Financial Corporation Incentive Equity and Deferred Compensation Plan approved on November 24, 2004, each of which may be examined at the principal office of the Company, and any subsequent transfer is subject to the terms and conditions of such Agreement and Plan.”

8.           As a condition to any transfer, encumbrance or other alienation of any of the Transferred Shares, Grantee shall provide the Company and/or any transfer agent or broker upon request with such certifications, legal opinions and other documents as they may request with respect to applicable securities and tax laws.

9.           Nothing in this Agreement confers on Grantee any right to continue as an employee or director of the Company or any affiliate or interfere with or restrict in any way the rights of the Company or its affiliates to terminate Grantee’s employment or other Service at any time.

10.           Transfer of rights under this Agreement are further restricted as provided in the Plan.  Grantee acknowledges receipt of a copy of the Plan, which is incorporated into this Agreement.  Capitalized terms not otherwise defined in this Agreement shall have the respective meanings, if any, assigned to such terms in the Plan.  This Agreement is an “Award Agreement” under the Plan.

11.           This Agreement is governed by the internal laws of Pennsylvania, without giving effect to the choice of law or conflict of laws principles, subject to pre-emption by applicable federal law and regulations.

The parties hereby have duly entered into this Agreement as of the first date set forth above.

ATTEST:	DNB FINANCIAL CORPORATION

By:
Print Name:	Print Name:
Title:	Title:

Witness:	GRANTEE

(Signature)
Print Name:
Address: